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         SOLUTIA INC. MANAGEMENT INCENTIVE REPLACEMENT PLAN


I.   Purpose of the Plan

The purpose of the Solutia Inc. Management Incentive Replacement Plan (the "Plan") is to provide for the issuance and administration of certain awards relating to the common stock of Solutia Inc., a Delaware corporation, (the "Company") issued to certain employees and officers of Monsanto Company ("Monsanto"), the Company, Subsidiaries, and Associated Companies in connection with the distribution by Monsanto to its stockholders of all of the issued and outstanding common stock of the Company (the "Distribution").

II.  Definitions

Except where the context otherwise indicates, the following definitions apply:

"Adjusted Monsanto Stock Option" means a Monsanto Stock Option which, as a result of the Distribution, has been adjusted by the Monsanto ECDC as to its exercise price and/or the number of shares of Monsanto Common Stock it covers.

"Associated Company" means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

"Award" means any Stock Option, Restricted Shares, or other award granted under this Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the ECDC, or its permitted delegate.

"Company Common Stock" means the common stock of the Company, $0.01 par value.

"Company Ratio" means the amount obtained by dividing (i) the average of the daily high and low trading prices on the NYSE Composite Tape, as reported in The Wall Street Journal, for the Monsanto Common Stock with due bills on each of the five trading days prior to the Distribution Date by (ii) the average of the daily high and low trading prices on the NYSE Composite Tape, as reported in The Wall Street Journal, for the Company Common Stock on a when-issued basis on each of such five trading days.



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"Company Stock Option" means a Stock Option granted pursuant to Section
VI of this Plan.

"Compensation Committee" means one or more committees appointed by the ECDC composed of one or more senior managers of the Company or a Subsidiary to whom the ECDC may delegate its powers (or a portion thereof) to administer this Plan pursuant to Section IV.A. of this Plan.

"Distribution Date" means the effective date of the Distribution.

"ECDC" means the Executive Compensation and Development Committee or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this plan pursuant to
Section IV of this Plan.

"Eligible Participant" means an officer or other salaried employee (including a director who is a salaried employee) of the Company, a Subsidiary, or an Associated Company, or an officer of other salaried employee (including a director who is a salaried employee) of Monsanto, who, on the Distribution Date, holds an outstanding Monsanto Stock Option or on the Record Date has issued and outstanding in his or her name Monsanto Restricted Stock.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" means, with respect to any given day, the average of the high and low trading prices of a share of stock reported as the New York Stock Exchange-Composite Transactions for such day, or if the stock was not traded on the New York Stock Exchange on such day, then on the next preceding day on which the stock was traded, all as reported by The Wall Street Journal under the heading New York Stock Exchange-Composite Transactions or by such other source as the Committee may select.

"Monsanto Common Stock" means the common stock of Monsanto, $2.00 par value.

"Monsanto ECDC" means the Executive Compensation and Development
Committee of the board of directors of Monsanto.

"Monsanto Plan" means the Monsanto Management Incentive Plan of 1984, as amended; the Searle Monsanto Stock Option Plan of 1986, as amended; the Monsanto Management Incentive Plan of 1988/I, as amended; the Monsanto Management Incentive Plan of 1988/II, as amended; the NutraSweet/ Monsanto Stock Plan of 1991, as amended; the NutraSweet/Monsanto Stock Plan of 1994, as amended; the Monsanto Management Incentive Plan of 1994, as amended; the Searle/Monsanto Stock Plan of 1994, as amended; or the Monsanto Management Incentive Plan of 1996, as amended.



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"Monsanto Restricted Stock" means a share of Monsanto Common Stock granted pursuant to a Monsanto Plan that is subject to restrictions under such plan on the Record Date.

"Monsanto Stock Option" means a Stock Option to purchase Monsanto Common Stock granted under a Monsanto Plan which, on the Distribution Date, is outstanding and unexercised and held by an officer or salaried employee of Monsanto, the Company, a Subsidiary, or an Associated Company.

"Participant" means an Eligible Participant who is granted an Award under the Plan.

"Record Date" means August 20, 1997.

"Reporting Person" means a person subject to the reporting requirements of Section 16(a) of the Exchange Act (or any law, rule, regulation or other provision that may replace such statute) with respect to Shares.

"Restricted Shares" means Shares that were distributed as part of the Distribution that are subject to restrictions in accordance with Section VII of this Plan.

"Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

"SEC" means the Securities and Exchange Commission.

"Shares" means shares of Company Common Stock and any shares of stock or other securities received as a result of a Share adjustment as the Committee may at any time designate.

"Stock Option" or "Option" means a stock option which is not an incentive stock option under Section 422 of the Code.

"Subsidiary" means any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

"Termination of Employment" means the discontinuance of employment of a Participant for any reason other than a Transfer or, with respect to a Participant employed by Monsanto, other than a Transfer or a transfer to the Company, its Subsidiary, or Associated Company in connection with the Distribution.

"Transfer" means, (i) for the purpose of a Company Stock Option or Restricted Shares held by a Participant employed by the Company, a Subsidiary, or an Associated Company, a change of employment of a Participant within the group consisting of the



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Company and its Subsidiaries, or, if the Committee so determines, a change of employment of a Participant within the group consisting of the Company, its Subsidiaries and Associated Companies and (ii) for the purpose of a Company Stock Option or Restricted Shares held by a Participant employed by Monsanto a change of employment as set forth in the associated Adjusted Monsanto Stock Option or Monsanto Plan.

III. Effective Date and Duration

This Plan shall become effective as of the Distribution Date. Subject to Section V.B., no Award shall be granted under the Plan except the Awards provided for in Sections VI and VII. Awards granted hereunder shall continue until their respective expiration dates.

IV.  Administration of the Plan

     A. The Plan shall be administered by the ECDC, except to the extent that the ECDC delegates administration pursuant to this section. The ECDC may delegate all or a portion of the administration of this Plan to one or more Compensation Committees and may authorize further delegation by the Compensation Committee(s) to senior managers of the Company or its Subsidiaries, provided that determinations regarding any Award to a Reporting Person shall be made only by the ECDC. No person shall be eligible or continue to serve as a member of the ECDC unless such person is (i) a "non-employee director" within the meaning of Rule 16b-3 and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

     B. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee shall have no discretion relating to the timing, price and size of Awards granted under the Plan, which shall be determined in accordance with the provisions of Sections VI and VII. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon the Company, any Subsidiary or Associated Company, any Participant, any beneficiary of any Award, and any stockholder of the Company. The authority of the Committee to administer, interpret, amend, alter, adjust, suspend, discontinue, or terminate, in accordance with the provisions of the Plan, any Award or to waive any conditions or rights under any Award shall extend until the expiration date of such Award.

     C. Notwithstanding any other provision of the Plan, the Committee shall have authority to determine for purposes of any Award that (a) is outstanding as of the date that



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the Company sells any business, or its interest in any business, to
Monsanto Company and (b) is held by a Participant who in connection with such sale becomes an employee of Monsanto Company (or a subsidiary or associated company of Monsanto Company) rather than an employee of the Company (or a Subsidiary or Associated Company of the Company), such change of employment shall not constitute a Termination of Employment. With respect to any such Award held by any such Participant, Termination of Employment shall mean such Participant's discontinuance of employment for any reason other than a transfer (that is, a change of employment within the group consisting of Monsanto Company, its subsidiaries, its associated companies). For purposes of this Section IV. C, a subsidiary of Monsanto Company means any corporation (or partnership, joint venture, or other enterprise) of which Monsanto Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power), and an associated company of Monsanto Company means any corporation (or partnership, joint venture, or other enterprise), of which Monsanto Company owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

V.   Shares Subject to the Plan

     A. Subject to adjustment as provided in Section V.C. the number of Shares with respect to which Awards may be granted under the Plan shall be such number of Shares as results from the application of the formulas set forth in Sections VI and VII. If, after the effective date of the Plan, an Award granted under the Plan expires or is exercised, forfeited, cancelled or terminated without the delivery of Shares, then the Shares covered by such Award or to which such Award relates, or the number of Shares otherwise to which Awards may be granted, to the extent of any such expiration, exercise, forfeiture, cancellation or termination, shall not thereafter be available for grants or Awards under the Plan.

     Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares, Shares held in the Company's treasury, or Shares acquired in the open market or otherwise obtained by the Company.

     B. Notwithstanding any other provisions of this Plan, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards in the event of: a merger of the Company with, consolidation of the Company into, or the acquisition of the Company by, another corporation; a sale or transfer of all or substantially all of the assets of the Company to another corporation or any other person or entity; a separation from the Company, including any spinoff or other distribution to stockholders other than an ordinary cash dividend; a tender or exchange offer for Shares made by any corporation, person or entity (other than the Company); or other reorganization in which the Company will not survive as an independent, publicly owned corporation. Such action may include



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(but shall not be limited to) establishing, amending or waiving the forms, terms, conditions and duration of Stock Options, Awards of Restricted Shares and other Awards so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, accelerated release of restrictions or other modifications. The Committee may take such actions pursuant to this Section V.B. by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in Awards (including, without limitation, agreements with respect to Restricted Shares), or by taking action with respect to individual Participants. The Committee may take such actions as part of the Awards, or before or after the public announcement of any such merger, consolidation, acquisition, sale or transfer of assets, separation, tender or exchange offer or other reorganization.

     C. In the event that at any time or from time to time after the Effective Date a stock dividend, stock split, recapitalization, merger, consolidation, or other change in capitalization, or a sale by the Company of all or part of its assets, or a separation from the Company, including any spinoff or other distribution to stockholders other than an ordinary cash dividend, results in (a) the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of stock or other securities of the Company, or for shares of stock or other securities of any other corporation; or (b) new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares, then,

          (i) the total number of Shares authorized for Awards under this Plan;

          (ii) the number and class of Shares (A) that may be subject to Stock Options, (B) which have not been issued or transferred under outstanding Stock Options, and (C) which have been awarded but are undelivered under this Plan; and

          (iii) the purchase price to be paid per Share under outstanding Stock Options shall in each case be appropriately adjusted by the Committee in its discretion.

VI.  Stock Options

     A. As soon as practicable following the Distribution Date, each Eligible Participant shall receive a Company Stock Option in accordance with the following:

          1. Each officer or salaried employee of the Company or a Subsidiary or Associated Company on the Distribution Date who holds an outstanding Monsanto Stock Option granted during calendar year 1997 shall receive as replacement for such Monsanto Stock Option a Company Stock Option (i) with respect to a number Shares



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equal to the number of shares subject to such Monsanto Stock Option immediately before such replacement, times the Company Ratio (and then, if any resultant fractional share of Company Common Stock exists, rounded up to the nearest whole Share), and (ii) with a per-share exercise price equal to the per-share exercise price of such Monsanto Stock Option immediately before such replacement, divided by the Company Ratio (and then, if necessary, rounded down to the nearest whole cent).

          2.   Each Eligible Participant other than those listed on
Schedule I hereto, who holds an outstanding Monsanto Stock Option granted prior to calendar year 1997 shall receive as replacement for such Monsanto Stock Option (in addition to an Adjusted Monsanto Stock Option from Monsanto) a Company Stock Option (i) with respect to a number of Shares equal to one-fifth of the number of shares of Monsanto Common Stock subject to the Monsanto Stock Option (and then, if necessary, rounded up to the nearest whole share), and (ii) with a per-share exercise price equal to the per-share exercise price of such Monsanto Stock Option immediately before such replacement divided by the Company Ratio (and then, if necessary, rounded down to the nearest whole cent).

          3. Each officer or salaried employee of the Company or a Subsidiary or Associated Company listed on Schedule I hereto who holds an outstanding Monsanto Stock Option granted prior to calendar year 1997 shall receive as replacement for such Monsanto Stock Option (in addition to an Adjusted Monsanto Stock Option from Monsanto) a Company Stock Option (i) with respect to a number of Shares equal to the number of shares of Monsanto Common Stock subject to such Monsanto Stock Option times the Company Ratio times 0.24 (and then, if any resultant fractional share of Company Common Stock exists, rounded up to the nearest whole share), and (ii) with a per-share exercise price equal to the per-share exercise price of such Monsanto Stock Option immediately before such replacement divided by the Company Ratio (and then, if necessary, rounded down to the nearest whole cent).

          4. The terms and conditions of each Company Stock Option issued pursuant to this Section VI shall be the same as those of the Monsanto Stock Option it replaces, except as otherwise specifically provided in this Section VI and except that, (i) with respect to Company Options held by Participants employed by the Company, its Subsidiaries and Associated Companies, references to employment with or Termination of Employment with Monsanto, its subsidiaries, and its associated companies shall be changed to references to employment with or Termination of Employment with the Company, its Subsidiaries, and Associated Companies, and, (ii) in the case of Company Options held by any Participants, other references to Monsanto shall be changed to references to the Company as appropriate. The Company may, in its discretion, adjust any associated performance goals as may be appropriate to reflect the effects of the Distribution.

          5.   Notwithstanding the foregoing provisions of this
Section VI, the number of Shares subject to a Company Stock Option issued to an individual listed on



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Schedule II hereto shall be rounded to the nearest whole Share (whether up or down) rather than up to the nearest whole Share.

VII. Restricted Shares

Holders of unvested Monsanto Restricted Stock who are employees of the Company, its Subsidiaries, its Associated Companies, or Monsanto on the Distribution Date shall have issued in their name by operation of law a number of Restricted Shares equal to one-fifth the number of shares of Monsanto Restricted Stock issued and outstanding in their name on the Record Date. The Restricted Shares shall have the same remaining vesting period and other terms and conditions contained in the related Monsanto Restricted Stock agreement and shall vest to the same extent and at the same rate as the shares of Monsanto Restricted Stock from which they were derived, with such changes and modifications as necessary to substitute the Company for Monsanto as the issuer of the Restricted Shares.

VIII. Amendments to Plan and Awards

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No amendment to or discontinuance of this Plan or any provision thereof by the Board or the stockholders of the Company shall, without the written consent of the Participant, adversely affect any Stock Option or Restricted Shares theretofore granted to such Participant under this Plan. Notwithstanding anything to the contrary contained herein, the Committee may amend the Plan in such manner, or in its discretion grant such substitute Awards under the Plan, as may be necessary to conform with local rules and regulations in any jurisdiction outside the United States.

IX.  Miscellaneous

     A. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, restricted stock, and other types of awards provided for hereunder, and such arrangements may be either generally applicable or applicable only in specific cases.

     B. The grant of any Award shall not be construed as giving a Participant the right to be engaged or employed by or retained in the employ of the Company or any Subsidiary or Associated Company.

     C. The validity, construction, and effect of the Plan, and of any rules and regulations relating to the Plan, shall, to the extent not governed by federal law, be determined in accordance with the laws of the State of Delaware.



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     D.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant, other person, or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant, other person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     E. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant.

     F. No shares of Restricted Stock shall be sold, exchanged, transferred, pledged, or otherwise disposed of during the restricted period. No Stock Options granted under this Plan shall be transferable by a Participant otherwise than by will, by the laws of descent and distribution, or pursuant to a written beneficiary designation. If any Participant makes a transfer in violation hereof, any obligation of the Company with respect to such Stock Option shall forthwith terminate.

     G. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option or upon the vesting of Restricted Stock that the Participant pay to the Company cash in an amount equal to all federal, state, local and foreign withholding taxes required to be collected in respect thereof. Notwithstanding the foregoing, to the extent permitted by law and pursuant to such rules as the Committee may adopt, a Participant may authorize the Company to satisfy any such withholding requirement by directing the Company to withhold from any shares of Company Common Stock to be issued, or of Restricted Shares to become unforfeitable, all or a portion of such number of shares as shall be sufficient to satisfy the withholding obligation.

     H. Shares purchased upon exercise of a Stock Option shall be paid for in such amounts, at such times and upon such terms as specified in the grant of the Option or as determined from time to time by the Committee. Without limiting the foregoing, and subject to such rules as the Committee may adopt, the Participant may deliver Shares (or other evidence of ownership of Shares satisfactory to the Company) with a Fair Market Value equal to the exercise price as payment.


As amended 4/28/99